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                                  EXHIBIT 99.1


FOR IMMEDIATE RELEASE
July 22, 1999

Contact: John Breed
         (713) 209-8835

                COOPER INDUSTRIES POSTS FAVORABLE EARNINGS GAINS
         Company reports second-quarter earnings of 92 cents per share


HOUSTON, TX, July 22 - Cooper Industries, Inc. (NYSE:CBE) today reported second-quarter earnings of 92 cents per share (assuming dilution). This represents a 5 percent increase over second-quarter 1998 earnings of 88 cents per share. Revenues for the second quarter 1999 were $957.5 million compared to $951.2 million for the same period last year. Net income for the second quarter 1999 declined to $88 million from $106 million in the same period last year due to the absence of earnings from the Automotive Products segment, which was sold in the fourth quarter of 1998.

         "We are pleased with our overall results in the second quarter, particularly in light of persistent weakness in some of our markets," said H. John Riley, chairman, president and chief executive officer, Cooper Industries, Inc. "Our earnings gains were the result of improved operating performance as reflected in increased gross margins and decreased selling and administrative costs. Our programs to reduce costs and improve profitability are positively impacting our performance, balancing the loss of the significant contribution to earnings in 1998 from the divested Automotive Products segment and the adverse impact of the Asian economic crisis on comparable results.

         "Our Electrical Products segment continued its steady performance, bolstered by improved results in almost all of its businesses," continued Riley. "This offset an expected slowdown in our Tools & Hardware segment where we are continuing to reduce costs in response to sluggish industry conditions."


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COOPER INDUSTRIES, INC.                                                  PAGE 2

         Diluted earnings for the first half of 1999 rose by 5 percent to $1.72 per share versus $1.64 per share for the first six months of 1998. Revenues for the first half of 1999 were up slightly to $1,882 million compared to $1,845 million for the first six months of 1998. As a result of the previously mentioned Automotive Products sale, which contributed $58 million or 48 cents per share in the first half of 1998, net income for the first half of 1999 declined to $163.6 million versus $198.0 million for the first half of 1998. The majority of the earnings per share impact of the 1998 Automotive Products segment sale was offset by the use of the sale proceeds to realign the Company's capital structure through share repurchases and debt reduction. For the first six months of 1999, interest expense decreased by 52 percent and shares outstanding decreased by 21 percent.

                               ELECTRICAL PRODUCTS

         Second-quarter 1999 revenues from the Electrical Products segment increased 4 percent to $751.1 million from $723.9 million for the same period last year. Year-to-date 1999 revenues from the segment increased by 4 percent to $1,479.6 million from $1,429.9 million in the first half of 1998. Second-quarter 1999 operating earnings rose 7 percent to $130.9 million from $122.9 million in the second quarter of 1998. Second-quarter 1999 return on sales was 17.4 percent versus 17 percent in last year's second quarter. Operating earnings for the first half of 1999 in Electrical Products were up 5 percent to $252.3 million compared to $239.5 million last year.

         All of Cooper's Electrical Products businesses, except the hazardous area construction materials business, posted improved results for the second quarter and year-to-date, led by Cooper's lighting fixture businesses. During the second quarter, Cooper completed the acquisitions of Neo-Ray, a major manufacturer of indirect fluorescent lighting products, and Capri-Codec, a leading French manufacturer of electrical construction materials. These and other acquisitions, coupled with growing markets and persistent cost management, contributed to the segment's positive results.

         As part of its strategy to increase its international market position, during the quarter, Cooper announced the agreement to acquire JSB Electrical plc, a European manufacturer of

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COOPER INDUSTRIES, INC.                                                  PAGE 3

emergency lighting, fire detection and security systems. This acquisition is expected to be finalized in the third quarter 1999.

                                TOOLS & HARDWARE

         Second-quarter 1999 revenues in the Tools & Hardware segment were $206.4 million compared to $227.3 million in the same period in 1998. Year-to-date segment revenues were $402.6 million versus $415.4 million for the first half of 1998. Operating earnings in the second quarter of 1999 were $29.1 million compared to $34.5 million for the second quarter of 1998. For the first half of 1999, operating earnings for the Tools & Hardware segment were $52.4 million versus $59.7 million in the same period in 1998. Second-quarter 1999 return on sales for the Tools & Hardware segment was 14.1 percent, an improvement from the first-quarter return on sales of 11.9 percent.

         As expected, recent trends in the tools industry continued to impact results in the second quarter. Domestic aerospace and general industrial tool markets remain weak. The recent announcement to form a global Tools enterprise is part of the Company's ongoing effort to increase profitability and expand margins in markets that are undergoing considerable change.

         "All things considered, Cooper's performance for the first half of the year was strong," continued Riley. "We have solid base businesses with good growth potential, and we are continuing to maximize the value of those businesses through internal improvement programs and selected acquisitions.

         "We anticipate progressive improvement in our operating results for the balance of the year, and we expect to achieve our 1999 earnings plan. Cooper's financial strength solidly positions us for continued long-term growth and increased returns for our shareholders."

         Cooper Industries, with 1998 revenues of $3.7 billion, is a worldwide manufacturer of electrical products, tools and hardware. Additional information about Cooper is available on the Company's Internet site:
www.cooperindustries.com.

         Statements in this news release are forward-looking under the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, such as the level of market demand for


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COOPER INDUSTRIES, INC.                                                  PAGE 4

the Company's products, competitive pressures and future economic conditions. These factors are discussed in the Company's 1998 Annual Report on Form 10-K and other Securities and Exchange Commission filings.

         Comparisons of 1999 and 1998 second-quarter and year-to-date results appear on the following pages.























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                       CONSOLIDATED RESULTS OF OPERATIONS



                                                 Quarter Ended June 30,
                                               -------------------------
                                                   1999       1998 (1)
                                               -----------   -----------
                                             (in millions where applicable)
Revenues                                       $     957.5   $     951.2

Cost of sales                                        639.8         639.8
Selling and administrative expenses                  156.6         156.7
Goodwill amortization                                 11.5          11.1
Interest expense                                      12.2          27.4
                                               -----------   -----------

       Continuing Income Before Income Taxes         137.4         116.2
Income taxes                                          49.4          41.8
                                               -----------   -----------
       Continuing Income                              88.0          74.4
Discontinued operations, net of tax                   --            31.6
                                               -----------   -----------
       Net Income (2)                          $      88.0   $     106.0
                                               ===========   ===========

Net Income Per Common Share:
       Basic
          Continuing Operations                $       .93   $       .62
          Discontinued Operations                       --           .27
                                               -----------   -----------
          Net Income                           $       .93   $       .89
                                               ===========   ===========
       Diluted
          Continuing Operations                $       .92   $       .62
          Discontinued Operations                       --           .26
                                               -----------   -----------
          Net Income                           $       .92   $       .88
                                               ===========   ===========

Shares Utilized in Computation
   of Income Per Common Share:
         Basic                                 94.2 MILLION  118.6 million
         Diluted                               95.3 MILLION  120.5 million

                             PERCENTAGE OF REVENUES


                                             Quarter Ended June 30,
                                             ---------------------
                                              1999          1998
                                             ------        ------
Revenues                                     100.0%        100.0%
Cost of sales                                 66.8%         67.3%
Selling and administrative expenses           16.4%         16.5%
Continuing Income Before Income Taxes         14.3%         12.2%
Continuing Income                              9.2%          7.8%

                      (Additional information on next page)

(1) The 1998 amounts have been restated to reflect the reclassification of the Company's Automotive Products segment as a discontinued operation.

(2) Net income is not comparable quarter-to-quarter due to the impact of the sale of the Automotive Products business and the resulting use of the proceeds to reduce debt and buy back shares.

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                 CONSOLIDATED RESULTS OF OPERATIONS (CONTINUED)

              ADDITIONAL INFORMATION FOR THE QUARTER ENDED JUNE 30

                               SEGMENT INFORMATION


                                                  Quarter Ended June 30,
                                                 -----------------------
                                                    1999         1998
                                                 ----------   ----------
                                                     (in millions)
Revenues:
   Electrical Products                           $    751.1   $    723.9
   Tools & Hardware                                   206.4        227.3
                                                 ----------   ----------
       Total                                     $    957.5   $    951.2
                                                 ==========   ==========

Segment Operating Earnings:
   Electrical Products                           $    130.9   $    122.9
   Tools & Hardware                                    29.1         34.5
                                                 ----------   ----------
       Total                                          160.0        157.4

General Corporate expense                              10.4         13.8
Interest expense                                       12.2         27.4
                                                 ----------   ----------
Consolidated income from continuing operations
  before income taxes                            $    137.4   $    116.2
                                                 ==========   ==========



                              Quarter Ended June 30,
                              ----------------------
                               1999           1998
                              ------         -------
Return on Sales:
   Electrical Products         17.4%         17.0%
   Tools & Hardware            14.1%         15.2%
       Total Segments          16.7%         16.5%





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                       CONSOLIDATED RESULTS OF OPERATIONS


                                                 Six Months Ended June 30,
                                               ---------------------------
                                                   1999        1998 (1)
                                               ------------   ------------
                                              (in millions where applicable)
Revenues                                       $    1,882.2   $    1,845.3

Cost of sales                                       1,261.8        1,241.7
Selling and administrative expenses                   312.9          311.5
Goodwill amortization                                  22.8           21.2
Nonrecurring charges                                    3.7           --
Interest expense                                       25.4           52.7
                                               ------------   ------------

       Continuing Income Before Income Taxes          255.6          218.2
Income taxes                                           92.0           78.5
                                               ------------   ------------
       Continuing Income                              163.6          139.7
Discontinued operations, net of tax                    --             58.3
                                               ------------   ------------
       Net Income (2)                          $      163.6   $      198.0
                                               ============   ============

Net Income Per Common Share:
       Basic
          Continuing Operations                $       1.74   $       1.17
          Discontinued Operations                      --              .49
                                               ------------   ------------
          Net Income                           $       1.74   $       1.66
                                               ============   ============
       Diluted
          Continuing Operations                $       1.72   $       1.16
          Discontinued Operations                      --              .48
                                               ------------   ------------
          Net Income                           $       1.72   $       1.64
                                               ============   ============

Shares Utilized in Computation
   of Income Per Common Share:
         Basic                                 94.1 MILLION   119.1 million
         Diluted                               95.0 MILLION   120.9 million

                             PERCENTAGE OF REVENUES

                                            Six Months Ended June 30,
                                            -------------------------
                                               1999           1998
                                            ---------       ---------
Revenues                                      100.0%         100.0%
Cost of sales                                  67.0%          67.3%
Selling and administrative expenses            16.6%          16.9%
Continuing Income Before Income Taxes          13.6%          11.8%
Continuing Income                               8.7%           7.6%

                      (Additional information on next page)

(1) The 1998 amounts have been restated to reflect the reclassification of the Company's Automotive Products segment as a discontinued operation.

(2) Net income is not comparable period-to-period due to the impact of the sale of the Automotive Products business and the resulting use of the proceeds to reduce debt and buy back shares.

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                 CONSOLIDATED RESULTS OF OPERATIONS (CONTINUED)

             ADDITIONAL INFORMATION FOR THE SIX MONTHS ENDED JUNE 30

                               SEGMENT INFORMATION


                                                  Six Months Ended June 30,
                                                 ----------------------------
                                                    1999            1998
                                                 ------------    ------------
                                                        (in millions)
Revenues:
   Electrical Products                           $    1,479.6    $    1,429.9
   Tools & Hardware                                     402.6           415.4
                                                 ------------    ------------
       Total                                     $    1,882.2    $    1,845.3
                                                 ============    ============

Segment Operating Earnings
Without Nonrecurring Items:
   Electrical Products                           $      252.3    $      239.5
   Tools & Hardware                                      52.4            59.7
                                                 ------------    ------------
       Total                                            304.7           299.2

Segment Nonrecurring Items:
   Electrical Products                                    3.0            --
   Tools & Hardware                                       1.5            --
                                                 ------------    ------------
       Total                                              4.5            --
                                                 ------------    ------------

Segment Operating Earnings
With Nonrecurring Items:
   Electrical Products                                  249.3           239.5
   Tools & Hardware                                      50.9            59.7
                                                 ------------    ------------
       Total segment operating earnings                 300.2           299.2

General Corporate nonrecurring items                     (0.8)           --
General Corporate expense                                20.0            28.3
Interest expense                                         25.4            52.7
                                                 ------------    ------------
Consolidated income from continuing operations
  before income taxes                            $      255.6    $      218.2
                                                 ============    ============


                            Six Months Ended June 30,
                            -------------------------
                               1999          1998
                            ---------      ----------
Return on Sales: (1)
   Electrical Products         17.1%         16.7%
   Tools & Hardware            13.0%         14.4%
       Total Segments          16.2%         16.2%



(1)     Before Nonrecurring Items.


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